[Letter Head of CBL & Associates Properties, Inc.]
                          [2030 Hamilton Place Blvd.,]
                          [Chattanooga, TN 37421-6000]



Contact:          John N. Foy
                  Vice Chairman and CFO
                  (423) 855-0001


                      CBL REPORTS SECOND QUARTER RESULTS
|X| Increases FFO per share 10.2% for the quarter
|X| Same center portfolio NOI increases 6.1% for the quarter
|X| Acquires Sunrise Mall and its associated center in Brownsville, TX |X| Announces development plans for Imperial Valley Mall in El Centro, CA

     CHATTANOOGA, Tenn. (July 24, 2003) - CBL & Associates Properties, Inc. (NYSE:CBL) today announced results for the quarter ended June 30, 2003. Reconciliations of non-GAAP financial measures are included in the financial tables accompanying this press release.

     Funds from operations (FFO) increased 13.5% to $67,406,000 for the quarter ended June 30, 2003, from $59,372,000 for the second quarter of 2002. FFO per share on a diluted, fully converted basis increased 10.2% to $1.19 from $1.08 in the prior-year period. FFO increased 17.3% to $134,703,000 for the first half of 2003 from $114,864,000 in the first half of 2002. FFO per share increased 10.7% on a diluted, fully converted basis in the first six months to $2.38 from $2.15 per share in the prior-year period.

     The Company began to include gains on sales of outparcels in FFO during the first quarter of 2003 to comply with the Securities and Exchange Commission's rules related to disclosure of non-GAAP financial measures. NAREIT's definition of FFO continues to include gains on sales of outparcels. FFO for the prior year period has been restated to include gains on sales of outparcels. Gains on sales of outparcels for the second quarter were $0.05 per diluted, fully converted share versus $0.03 for the same period one year ago.

HIGHLIGHTS

|X| Net income available to common shareholders increased 11.2% in the second quarter to $21,022,000 from $18,911,000 in the prior-year period. On a diluted per share basis, net income available to common shareholders for the second quarter increased 7.9% to $0.68 compared with $0.63 in the prior-year period. Net income available to common shareholders increased 20.7% in the first half of 2003 to $43,798,000 from $36,295,000 in the first half of 2002. On a diluted per share basis, net income available to common shareholders for the first six months increased 11.8% to $1.42 compared with $1.27 in the prior-year period.

|X| Income from operations increased 12.5% in the second quarter of 2003 to $77,884,000 from $69,211,000 in the second quarter of 2002. Income from operations increased 12.3% in the first six months of 2003 to $156,029,000 from $138,997,000 in the first six months of 2002.

|X| Revenues increased 11.7% in the second quarter to $165,019,000 from $147,718,000 in the prior-year period. Revenues increased 13.4% in the first six months to $330,992,000 from $291,881,000 in the comparable period a year ago. This quarter's revenues include $1,167,000 in lease termination fees received from tenants compared to $3,838,000 during the same period one year ago.

|X| Same center net operating income for the portfolio improved in the second quarter by 6.1% compared with 5.5% for the prior-year period.

|X| Same-store sales for mall tenants of 10,000 square feet or less for stabilized malls decreased 1.5% for those tenants who have reported year to date sales compared with a decrease of 1.0% for the same period one year ago.

     CBL's chairman and chief executive officer, Charles B. Lebovitz, said, "We were able to build on leasing momentum gained from a successful ICSC Annual Convention in May and our annual gathering of retailers in Chattanooga in June to post strong improvements in mall and total portfolio occupancy on both a sequential and year-over-year basis. The resulting increases in net operating income and the ability to manage our balance sheet with favorable interest rates led to another strong quarter of FFO growth.

     "Although we attribute our continued success on the leasing front to the investments we have made in developing, acquiring and renovating dominant mall franchises, we cannot discount the contribution from an improved outlook on the part of retailers. In ongoing discussions with retailers during these important leasing events this past quarter, we have found they are positive about their expansion plans for the year and going forward.

     "This outlook is evident in our new development and acquisition programs. We were again very active during the quarter with the opening of two community centers and the acquisition of one mall and one associated center for a total of
1.3 million square feet. Subsequent to the end of the quarter, we began construction on a new 57,000-square-foot associated center in Panama City and announced plans for our first mall development in California, the 768,000-square-foot Imperial Valley Mall. With one new mall together with two new community centers under construction plus additional opportunities available for acquisitions, we are encouraged by the contributions expected from development and acquisitions during the second half of this year and beyond."

OPERATIONAL HIGHLIGHTS

                                                June 30,
                                   ----------------------------------
                                       2003                  2002
                                   -------------        -------------
Portfolio occupancy:                       92.4%                91.1%
  Mall portfolio                           91.7%                89.4%
    Stabilized malls (53)                  92.2%                89.7%
    Non-stabilized malls (2)               77.8%                84.5%
Associated centers                         91.7%                95.9%
Community centers                          94.0%                94.3%
Comparable mall shop sales                (1.5)%               (1.0)%

PROJECTS UNDER CONSTRUCTION                             OPENING DATES

|X| Waterford Commons - Waterford, CT                   September 2003
|X| The Shoppes at Panama City, Panama City, FL         February 2004
|X| Coastal Grand - Myrtle Beach, SC                    March 2004
|X| Wilkes-Barre Township MarketPlace -
        Wilkes-Barre Township, PA                       May 2004


PROJECTS UNDER RENOVATION                               COMPLETION DATES

|X| Parkdale Mall - Beaumont, TX                        August 2003
|X| Jefferson Mall - Louisville, KY                     October 2003
|X| Eastgate Mall - Cincinnati, OH                      November 2003
|X| East Towne Mall - Madison, WI                       November 2003
|X| West Towne Mall - Madison, WI                       November 2003
|X| St. Clair Square - Fairview Heights, IL             November 2003

DEBT

     The Company's share of consolidated and unconsolidated debt as of June 30, 2003 and 2002, is as follows (in thousands):

                                                          June 30, 2003                 June 30, 2002
                                                   ----------------------------  ----------------------------
                                                                    Weighted                      Weighted
                                                                  Avg. Interest                 Avg. Interest
                                                     Amount          Rate(1)       Amount          Rate(1)
                                                   -----------    -------------  -----------    -------------
Fixed-rate debt:
   Non-recourse loans on operating properties      $ 1,992,012        7.05%      $ 1,874,525        7.19%
                                                   -----------                   -----------
Variable-rate debt:
   Recourse term loans on operating properties         334,956        3.66%          284,004        4.20%
   Lines of credit                                     245,000        2.15%          104,000        5.28%
   Construction loans                                   31,210        2.82%           29,857        4.71%
                                                   -----------                   -----------
   Total variable-rate debt                            611,166        3.01%          417,861        4.50%
                                                   -----------                   -----------
Total                                              $ 2,603,178        6.10%      $ 2,292,386        6.70%
                                                   ===========                   ===========

(1) Weighted average interest rate before amortization of deferred financing costs.

     Debt-to-total-market capitalization ratio as of June 30, 2003, was 50.3% based on the common stock closing price of $43.00 and a fully converted common stock share count of 55,832,021 as of the same date. The debt-to-total-market capitalization ratio as of June 30, 2002, was 49.1%.

     EBITDA to interest coverage ratio for the second quarter was 2.81 compared with 2.73 for the prior-year period.

     Through the execution of an interest rate swap agreement, the Company has fixed the interest rate on $80 million of variable rate recourse debt on an operating property at an interest rate of 6.95% as of June 30, 2003, compared with $170 million of debt fixed through interest rate swap agreements at a weighted average interest rate of 6.34% as of June 30, 2002. The $611.2 million of variable rate debt at the end of the quarter included $80 million that has been fixed through an interest rate swap agreement that expires on August 30, 2003.

     On May 1, 2003, the Company acquired Sunrise Mall, a 740,000-square-foot regional mall, and Sunrise Commons, a 225,500-square-foot associated center, in Brownsville, Texas, for $40.7 million in cash and the assumption of $40 million in debt. The acquisition is expected to generate an initial unleveraged return of 9.0% based on current income. Excluding property management fees and structural reserves, the initial unleveraged return is approximately 9.4%.

DIVIDENDS

     CBL's regular quarterly cash dividend of $0.655 per share for the second quarter was paid on July 18, 2003, to shareholders of record as of June 30, 2003. The second quarter cash dividend of $0.5625 per share for the Company's 9% Series A Cumulative Redeemable Preferred Stock and the second quarter cash dividend of $1.0938 per share for the Company's 8.75% Series B Cumulative Redeemable Preferred Stock were both paid on June 30, 2003, to shareholders of record as of June 12, 2003.

OUTLOOK AND GUIDANCE

     Based on today's outlook and the Company's second quarter results, management is comfortable with the upper range of First Call's per share estimates for 2003 barring any significant disruptions to the economy.

INVESTOR CONFERENCE CALL AND SIMULCAST

     CBL & Associates Properties, Inc. will conduct a conference call at 10:00 am EDT on July 25, 2003, to discuss the second quarter results. The number to call for this interactive teleconference is 913-981-5508. A five-day replay of the conference call will be available by dialing 719-457-0820 and entering the passcode, 416591. A transcript of the Company's prepared remarks will be filed as a Form 8-K following the conference call on July 25, 2003.

     To receive  CBL &  Associates  Properties,  Inc.  second  quarter  earnings
release   and   supplemental   information   please   visit   our   website   at
www.cblproperties.com or contact Investor Relations at 423-490-8301.

     The Company will also provide an online Web simulcast and rebroadcast of its 2003 second quarter earnings release conference call. The live broadcast of CBL's quarterly conference call will be available online at the Company's Web site at www.cblproperties.com, as well as www.streetevents.com, www.companyboardroom.com and www.vcall.com on July 25, 2003, beginning at 10:00 a.m. EDT. The online replay will follow shortly after the call and continue through August 8, 2003.

     CBL & Associates Properties, Inc. has 55 enclosed regional malls in its portfolio of 161 properties in 25 states totaling 59.4 million square feet including 2.0 million square feet of non-owned shopping centers managed for third parties. The Company has four projects under construction totaling approximately 1.6 million square feet, including one mall - Coastal Grand - Myrtle Beach, SC, one associated center and two community centers plus six mall renovations. Also, the Company recently announced plans to develop Imperial Valley Mall in El Centro, CA. In addition to its office in Chattanooga, TN, the Company has a regional office in Boston (Waltham), MA. The Company can be found on the Internet at www.cblproperties.com.

     Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

                        CBL & ASSOCIATES PROPERTIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (Unaudited; in thousands, except per share amounts)

                                                           Three Months Ended                   Six Months Ended
                                                                June 30,                            June 30,
                                                     -----------------------------       ----------------------------
                                                         2003             2002               2003              2002
                                                     ----------       ------------       ------------      ----------
Revenues:
   Minimum rents                                     $  104,604        $    94,982       $   207,592       $  185,551
   Percentage rents                                       1,198              1,798             7,528            8,515
   Other rents                                            1,762              1,697             3,791            3,755
   Tenant reimbursements                                 52,251             43,759           102,207           82,345
   Management, development and leasing fees               1,406              2,456             2,725            3,754
   Other                                                  3,798              3,026             7,149            7,961
                                                     ----------        -----------       -----------       ----------
      Total revenues                                    165,019            147,718           330,992          291,881
                                                     ----------        -----------       -----------       ----------
Expenses:
   Property operating                                    28,052             27,177            56,324           49,497
   Depreciation and amortization                         27,690             23,646            54,002           46,127
   Real estate taxes                                     12,818             11,267            26,811           22,794
   Maintenance and repairs                                9,616              8,891            20,173           17,453
   General and administrative                             6,644              5,466            12,997           11,206
   Other                                                  2,315              2,060             4,656            5,807
                                                     ----------        -----------       -----------       ----------
      Total expenses                                     87,135             78,507           174,963          152,884
                                                     ----------        -----------       -----------       ----------
Income from operations                                   77,884             69,211           156,029          138,997
Interest Income                                             592                230             1,165              983
Interest expense                                        (38,363)           (34,050)          (75,319)         (70,837)
Loss on extinguishment of debt                             (167)            (1,240)             (167)          (3,187)
Gain on sales of real estate assets                       3,002              1,789             4,106            2,204
Equity in earnings of unconsolidated affiliates             731              2,015             2,488            4,102
Minority interest in earnings:
   Operating partnership                                (17,979)           (16,335)          (38,616)         (32,532)
   Shopping center properties                              (893)            (1,216)           (1,433)          (2,133)
                                                     ----------        -----------       -----------       ----------
Income before discontinued operations                    24,807             20,404            48,253           37,597
Operating income of discontinued operations                 (93)               353                (6)             919
Gain on discontinued operations                               -                164             2,935            1,406
                                                     ----------        -----------       -----------       ----------
Net income                                               24,714             20,921            51,182           39,922
Preferred dividends                                      (3,692)            (2,010)           (7,384)          (3,627)
                                                     ----------        -----------       -----------       ----------
Net income available to common shareholders          $   21,022        $    18,911       $    43,798       $   36,295
                                                     ==========        ===========       ===========       ==========
Basic per share data:
   Income before discontinued operations,
        net of preferred dividends                   $     0.71        $      0.63       $      1.37       $     1.23
   Discontinued operations                                 0.00               0.02              0.10             0.08
                                                     ----------        -----------       -----------       ----------
   Net income available to common shareholders       $     0.70        $      0.65       $      1.47       $     1.31
                                                     ==========        ===========       ===========       ==========
   Weighted average common shares outstanding            29,886             29,084            29,806           27,728
Diluted per share data:
   Income before discontinued operations,
       net of preferred dividends                    $     0.68        $      0.61       $      1.32       $     1.19
   Discontinued operations                                 0.00               0.02              0.10             0.08
                                                     ----------        -----------       -----------       ----------
   Net income available to common shareholders       $     0.68        $      0.63       $      1.42       $     1.27
                                                     ==========        ===========       ===========       ==========
   Weighted average common and potential dilutive
      common shares outstanding                          31,066             29,943            30,942           28,541

SUMMARIZED UNAUDITED BALANCE SHEET INFORMATION (IN THOUSANDS)

                                                                                      June 30,         December 31,
                                                                                        2003              2002
                                                                                    -------------     -------------
Cash, restricted cash and cash equivalents                                          $      25,750     $      13,355
Total assets                                                                            3,949,707         3,795,114
Mortgage and other notes payable                                                        2,540,914         2,402,079
Minority interest                                                                         505,088           500,513
Shareholders' equity                                                                      755,454           741,190


FUNDS FROM OPERATIONS CALCULATION

                                                       Three Months Ended                  Six Months Ended
                                                            June 30,                           June 30,
                                                 -------------------------------    -------------------------------
                                                     2003              2002             2003              2002
                                                 -------------    --------------    -------------     -------------
Net income available to common shareholders      $      21,022    $       18,911    $      43,798     $      36,295
Add: Depreciation and amortization
     from consolidated properties                       27,690            23,646           54,002            46,127
       Depreciation and amortization
         from unconsolidated affiliates                  1,123               848            2,019             1,772
       Depreciation and amortization
         from discontinued operations                       -                214               10               465
       Minority interest in earnings of
         operating partnership                          17,979            16,335           38,616            32,532
Less:  Minority investors' share of
         depreciation and amortization
         in shopping center properties                    (275)             (302)            (541)             (694)
       Gain on disposal of discontinued
         operations                                          -              (164)          (2,935)           (1,406)
       Depreciation and amortization of non-
         real estate assets                               (133)             (116)            (266)             (227)
                                                 -------------    --------------    -------------    --------------
Funds from operations                            $      67,406    $       59,372    $     134,703    $      114,864
                                                 =============    ==============    =============    ==============
Funds from operations applicable to
       Company shareholders                      $      36,252    $       31,914    $      72,356    $       60,563
                                                 -------------    --------------    -------------    --------------
Basic per share data:
       Funds from operations                     $        1.21    $         1.10    $        2.43    $         2.18
                                                 =============    ==============    =============    ==============
       Weighted average common shares
         outstanding with operating partnership
         units fully converted                          55,568            54,107           55,489            52,586
Diluted per share data:
       Funds from operations                     $        1.19    $         1.08    $        2.38    $         2.15
                                                 =============    ==============    =============    ==============
       Weighted average common and potential
         dilutive common shares outstanding
         with operating partnership units
         fully converted                                56,748            54,966           56,625            53,399

SUPPLEMENTAL FFO INFORMATION:

Straight-line rental income                      $       1,103    $          948    $       2,036    $        1,900
       Straight-line rental income per share     $        0.02    $         0.02    $        0.04    $         0.04
Gain on outparcel sales                          $       3,002    $        1,789    $       4,106    $        2,204
       Gain on outparcel sales per share         $        0.05    $         0.03    $        0.07    $         0.04

RECONCILIATION OF COMMON SHARES AND UNITS OUTSTANDING
(In thousands)

                                                                 Three Months Ended            Six Months Ended
                                                                      June 30,                     June 30,
                                                             ---------------------------- ----------------------------
                                                                 Basic        Diluted        Basic        Diluted
                                                             -------------- ------------- ------------ ---------------
2003:
Weighted average shares used to compute earnings per share         29,866         31,066        29,806       30,942
Weighted average operating partnership units                       25,702         25,682        25,683       25,683
                                                             -------------- ------------- ------------ ---------------
Weighted average shares used to compute FFO per share              55,568         56,748        55,489       56,625
                                                             ============== ============= ============ ===============

2002:
Weighted average shares used to compute earnings per share         29,084         29,943        27,728       28,541
Weighted average operating partnership units                       25,023         25,023        24,858       24,858
                                                             -------------- ------------- ------------ ---------------
Weighted average shares used to compute FFO per share              54,107         54,966        52,586       53,399
                                                             ============== ============= ============ ===============


RECONCILIATION OF COMPANY'S SHARE OF TOTAL DEBT
(Dollars in thousands)

                                                                                         June 30, 2003
                                                                 ---------------------------------------------------------------
                                                                       Fixed                    Variable
                                                                        Rate                      Rate                Total
                                                                 ----------------------  --------------------  -----------------
Consolidated debt                                                        $1,973,945               $566,969           $2,540,914
Minority investors' share of consolidated debt                              (19,857)                    --              (19,857)
Company's share of unconsolidated affiliates' debt                           37,924                 44,197               82,121
                                                                 ----------------------  --------------------  -----------------
Company's share of consolidated and unconsolidated debt                  $1,992,012               $611,166           $2,603,178
                                                                 ======================  ====================  =================
Weighted average interest rate                                                 7.05%                  3.01%                6.10%

                                                                                         June 30, 2002
                                                                 ---------------------------------------------------------------
                                                                       Fixed                    Variable
                                                                        Rate                      Rate                Total
                                                                 ----------------------  --------------------  -----------------
Consolidated debt                                                       $ 1,807,083              $ 401,800          $ 2,208,883
Minority investors' share of consolidated debt                              (19,185)                (7,595)             (26,780)
Company's share of unconsolidated affiliates' debt                           86,628                 23,655              110,283
                                                                 ----------------------  --------------------  -----------------
Company's share of consolidated and unconsolidated debt                 $ 1,874,526              $ 417,860          $ 2,292,386
                                                                 ======================  ====================  =================
Weighted average interest rate                                                 7.19%                  4.50%                6.70%

EBITDA TO INTEREST COVERAGE RATIO
(Dollars in thousands)

                                                    Three Months Ended
                                                         June 30,
                                           -------------------------------------
                                                 2003                2002
                                           ------------------ ------------------
EBITDA:
Consolidated net income available to
  common shareholders                           $     21,022        $     18,911

Adjustments:
Depreciation and amortization                         27,690              23,646
Depreciation and amortization from
  unconsolidated affiliates                            1,123                 848
Depreciation and amortization from
  discontinued operations                                 --                 214
Minority investors' share of
  depreciation and amortization in
  shopping center properties                            (275)               (302)

Interest expense                                      38,363              34,050
Interest expense from unconsolidated
  affiliates                                           1,923               2,911
Interest expense from discontinued
  operations                                              --                  13

Minority investors' share of interest
  expense in shopping center properties                 (363)               (445)
Loss on extinguishment of debt                           167               1,240
Income taxes                                           1,046                 391
Minority interest in earnings -
  Operating Partnership                               17,979              16,335
Gain on discontinued operations                           --                (164)
Preferred dividends                                    3,692               2,010
                                           ------------------ ------------------
Company's share of total EBITDA                 $    112,367        $     99,658
                                           ================== ==================



Interest Expense:
Interest expense                                      38,363              34,050
Interest expense from discontinued
  operations                                              --                  13
Interest expense from unconsolidated
  affiliates                                           1,923               2,911


Minority investors' share of interest
  expense in shopping center
  properties                                            (363)              (445)
                                           ------------------ ------------------
Company's share of total interest
expense                                         $     39,923        $     36,529
                                           ================== ==================

EBITDA to interest coverage ratio                       2.81                2.73
                                           ================== ==================

RECONCILIATION OF SAME CENTER NET OPERATING INCOME
(In thousands)

                                                      Three Months Ended
                                                           June 30,
                                               ---------------------------------
                                                     2003              2002
                                               -----------------  --------------

Company's share of total EBITDA                     $   112,367        $  99,658
General and administrative expenses                       6,644            5,466
Management fees and non-property revenues                (3,070)          (4,156)
Gain on sales of real estate assets                      (3,002)          (1,789)

Income taxes                                             (1,046)            (391)
                                               -----------------  --------------
Company's share of total NOI                            111,893           98,788
NOI of non-comparable centers                           (14,554)          (7,087)
                                               -----------------  --------------
Same center NOI                                     $    97,339        $  91,701
                                               =================  ==============

NOI by property type
Malls                                               $    80,560        $  76,494
Associated centers                                        3,583            4,073
Community centers                                        10,848           10,189
Other                                                     2,348              945
                                               -----------------  --------------
Same center NOI                                     $    97,339        $  91,701
                                               =================  ==============